EXHIBIT 10.3

GENERAL Security Agreement

 THIS GENERAL SECURITY AGREEMENT is dated for reference August 20, 2021 and made,

BETWEEN:

fogdog energy solutions inc., a corporation formed pursuant to the laws of the Province of Alberta;

 (the “Debtor”)

AND:

Currencyworks, inc., a corporation formed pursuant to the laws of the state of Nevada;

(the “Secured Party”)

Article 1
Definitions

1.1 Definitions

 In this Agreement, the following words and phrases will have the meanings set out below unless the parties or the context otherwise require(s).

(a)	“Act” means the Personal Property Security Act of British Columbia and the regulations thereunder, as amended, restated or replaced by successor legislation of comparable effect.

(b)	“Agreement” or “this Agreement” means this Agreement including all recitals and schedules hereto, as modified, amended, restated or replaced from time to time.

(c)	“Collateral” means all of the Debtor’s present and after-acquired personal property and interests therein of every nature and kind and wherever situate, including all personal property and interests therein now or hereafter held by the Debtor in trust for any person(s) or by any person(s) in trust for the Debtor, including the Intellectual Property and including all proceeds derived therefrom that are present or after-acquired personal property or other assets or undertaking of any nature or kind, tangible or intangible, legal or equitable, wherever the same may be situate, (including proceeds derived directly or indirectly from any dealing with the personal property charged hereby (including proceeds), all rights to insurance payments and other payments as indemnity or compensation for loss thereof or damage thereto, and all payments made in total or partial discharge or redemption of securities, instruments, chattel paper or intangibles (including accounts) comprised therein).

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(d)	“Loan Agreement” means the agreement dated August 20, 2021, issued by the Secured Party to, and accepted by the Debtor in connection with the Loan, as amended, restated or replaced from time to time.

(e)	“Debtor” means the party so described above and its successors and assigns, whether immediate or derivative.

(f)	“Encumbrances” means any grant, mortgage, pledge, charge (whether fixed or floating), hypothec, assignment, security interest, lien, privilege title retention agreement, levy, execution attachment or other encumbrance (whether statutory or otherwise) whatsoever or any nature or kind and howsoever created.

(g)	“Events of Default” means the events of default described in Article 7 of this Agreement and “Event of Default” means any one of them.

(h)	“Intellectual Property” means intellectual or industrial property, including, without limitation, all patents, patent applications, inventions, copyright (whether registered or not), copyright applications, trademarks, (whether registered or not), trademark applications, trade names, moral and personality rights, industrial designs (whether registered or not), industrial design applications, trade secrets, know-how, confidential and other proprietary information, which is presently owned or hereafter acquired by the Debtor, or for which the Debtor has a license or waiver to use, and all income, royalties, damages, payments and claims now and hereafter due and or payable to the Debtor with respect thereto.

(i)	“Loan” means the loan(s) and other credit arrangements to be made or offered by the Secured Party to or on behalf of the Debtor in the amount(s) as agreed to in writing between the Secured Party and the Debtor from time to time as contemplated by the Loan Agreement.

(j)	“Obligants” means the Debtor and all (other) Persons who are from time to time liable to the Secured Party for the payment, observance or performance of the whole or any portion of the Secured Obligations, whether directly or indirectly, absolutely or contingently, jointly, severally or jointly and severally and includes all Persons who from time to time otherwise become liable for, or who agree to indemnify the Secured Party for any loss, costs or damages as a result of the failure of any other Persons to pay, observe or perform any of the Secured Obligations and “Obligant” means any of them.

(k)	“Other Document” means any instrument or document other than this Agreement which evidences, secures or evidences or secures the payment, observance and performance of the Secured Obligations in whole or in part or has been provided at the request of the Secured Party as a condition to the availability of the Secured Obligations, whether now or at any time hereafter provided by or on behalf of any one or more of the Obligants, including without limitation the Loan Agreement.

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(l)	“Permitted Encumbrances” means as of any particular time in respect of any Collateral for which the Lender has been granted a security interest pursuant to this Agreement, any of the following:

(i)	any Encumbrance in favour of the Lender; and

(ii)	any Encumbrance consented to in writing by the Lender.

(m)	“Persons” or “Person” means and includes any individual, sole proprietorship, corporation, partnership, bank, joint venture, trust, unincorporated association, association, institution, entity, party or government (whether national, federal, provincial, state, municipal, city, county or otherwise and including any instrumentality, division, agency, body or department thereof).

(n)	“Secured Obligations” means the obligations of the Debtor to the Secured Party in connection with the Loan (including all future advances and re-advances) whether direct or indirect, absolute or contingent, joint, several or joint and several, matured or not, extended or renewed, wherever and however incurred, of whatever nature or kind and whether or not evidenced or secured by any Other Document, or provided for herein.

(o)	“Secured Party” means the party so described above and its successors and assigns, whether immediate or derivative.

1.2 Applicability of Act

Words used in this Agreement that are defined in the Act will have the respective meanings ascribed to them in the Act, unless otherwise defined herein.

Article 2
SECURITY INTEREST

2.1 Creation of Security Interest

For valuable consideration and as continuing security for the payment, observance and performance of each and all of the Secured Obligations the Debtor:

(a)	grants to the Secured Party a continuing security interest in the Collateral;

(b)	grants, mortgages and charges the Collateral to the Secured Party by way of a fixed and specific charge; and

(c)	absolutely assigns the Collateral (other than any Intellectual Property) to the Secured Party.

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2.2 Exceptions

There shall be excepted out of or excluded from the assignment(s), charge(s) and or security interest(s) created by this Agreement:

(a)	Last 10 Days of Lease: the last 10 days of the term created by any lease or agreement therefor (but the Debtor shall stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Secured Party shall direct);

(b)	Consumer Goods: any consumer goods of the Debtor; and

(c)	Agreements Requiring Consent: with respect to each agreement or other asset that requires the consent or approval of another party thereto for the creation of a security interest or charge therein, the security interests or charges created hereby will not become effective therein until all such consents or approvals have been obtained, or until such other assurances as may be acceptable to the Secured Party have been received, but until then the Debtor shall stand possessed of such asset in trust to dispose of as the Secured Party may direct.

2.3 Attachment

The Debtor acknowledges that value has been given, the security interests hereby created attach upon the execution of this Agreement (or in the case of any after acquired property, upon the date of acquisition thereof by or on behalf of the Debtor) and the Debtor has (or in the case of after acquired property will have) rights in the Collateral.

2.4 Purchase Money Security Interests

The Debtor acknowledges that the security interest created hereunder secures advances made and future advances to be made by the Secured Party to the Debtor for the purpose of enabling the Debtor to acquire rights in the Collateral.

Article 3
SECURED OBLIGATIONS

3.1 Secured Obligations

This Agreement, the Collateral and the security and other interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Secured Party from the Debtor or from any other Person whomsoever and will be general and continuing security for the payment, performance and observance of the Secured Obligations.

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Article 4
DEBTOR’S REPRESENTATIONS AND WARRANTIES

4.1 General

The Debtor makes the representations and warranties set out in this paragraph 4.1 to and for the benefit of the Secured Party.

(a)	Incorporation: The Debtor is duly incorporated, properly organized and validly existing under the laws of the Province of British Columbia.

(b)	Power and Authority: The Debtor has full power and lawful authority:

(i)	to own real and personal property; and

(ii)	to borrow and guarantee the repayment of money and grant security therefor (including this Agreement and the security interest hereby created).

(c)	Proceedings and Enforceability: The Debtor represents and warrants that this Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) of the Debtor as the case may be and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Agreement and the performance of the Secured Obligations hereunder, a valid and legally binding obligation of the Debtor enforceable in accordance with its terms, subject only to bankruptcy, insolvency or other statutes or judicial decisions affecting the enforcement of creditors’ rights generally and to general principles of equity.

(d)	No Actions or Material Adverse Changes: There is no action or proceeding pending or, to the knowledge of the Debtor, threatened against the Debtor before any court, administrative agency, tribunal, arbitrator, government or governmental agency, and there is no fact known to the Debtor and not disclosed to the Secured Party which might involve any material adverse change in the Collateral, real property, business, prospects or condition of the Debtor, or which question the validity of this Agreement or any other material agreement to which the Debtor is a party (or the Debtor’s ability to perform its obligations under this Agreement) and there are no outstanding judgments, writs of execution, work orders, injunctions, directives against the Debtor, the Collateral or its real property.

(e)	Non-Conflict: Neither the execution nor the performance of this Agreement requires the approval of any regulatory agency having jurisdiction over the Debtor nor is this Agreement in contravention of or in conflict with the articles, by-laws or resolutions of the directors (or shareholders) of the Debtor, or of the provisions of any agreement to which the Debtor is a party or by which any of its property may be bound or of any statute, regulation, by-law, ordinance or other law, or of any judgment, decree, award, ruling or order to which the Debtor or any of its property may be subject.

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(f)	No Default: The Debtor is not in breach or default under any agreement to which it is a party which if not cured would have a material adverse effect upon the Debtor or the Collateral.

(g)	No Liens: Except for Permitted Encumbrances, the Debtor has paid and discharged all claims and demands of all employees, contractors, subcontractors, material men, mechanics, carriers, warehousemen, landlords, and other like persons, and all governmental taxes, assessments, withholdings, remittances, charges, levies, and claims levied or imposed, which, if unpaid, become or might become an Encumbrance upon any or all of the properties, assets, earnings, or operations of the Debtor.

(h)	Ownership and Collateral Free of Encumbrances: The Debtor is the owner of or has rights in the Collateral free and clear of all Encumbrances whatsoever save only Permitted Encumbrances. The Debtor has not, within the last 60 days, acquired rights in the Collateral, excluding the Intellectual Property, from a vendor, lessor or other person where its chief executive office or principal residence is, or within the last 60 days has been, located outside of British Columbia.

(i)	No Other Corporate Names or Styles: The Debtor does not now carry on business under or use any name or style other than the names specified in this Agreement.

(j)	Chief Executive Office: The Debtor has its chief executive office at the location described in Schedule “A”.

(k)	Location of Collateral: The Collateral will be maintained (or in the case of mobile goods based) at the locations described in Schedule “A” or at any other location in British Columbia or any other jurisdictions disclosed in Schedule “A”.

(l)	Insurance: The Collateral is insured in accordance with the terms hereof.

(m)	Serial Numbered Goods: The type, make (or manufacturer), model and serial number of each motor vehicle, trailer, manufactured home, boat, outboard motor and aircraft included in the Collateral and which is not inventory is set out in Schedule “A”.

(n)	Legal and Trade Names: Each name of the Debtor (including its name in any French or combined English-French form) is set out on the first page hereof, and the Debtor has not had, used, or carried on business under, and will not at any time have, use or carry on business under, any other name (including any French or combined English-French form) except as disclosed in Schedule “A” or upon giving 15 days’ prior written notice to the Secured Party.

(o)	Rights in Collateral: No Person other than the Debtor has any rights in the Collateral, excluding the Intellectual Property, except as noted in Schedule “A”.

(p)	Solvency: The assets of the Debtor exceeds its liabilities and the Debtor is able to meet its obligations as the same become due.

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(q)	Intellectual Property:

(i)	Ownership: The Debtor is the owner of the Intellectual Property applications and registrations (if any) described in Schedule “A”; there are no outstanding claims of ownership by third parties in respect of such registrations and applications; and all are valid and in good standing.

(ii)	Trade Marks: Only the Debtor is using the trade-marks described in Schedule “A”, or if there are any third-party users of the Debtor’s trade-marks, such third-party users are properly licensed to use such trade-marks.

(iii)	Assignments: All assignments and Other Document affecting the Debtor’s Intellectual Property rights have been disclosed and provided to the Secured Party.

(iv)	Claims: There are no outstanding or threatened claims or proceedings with respect to the Debtor’s Intellectual Property.

(v)	Third Party Intellectual Property: All necessary assignments and license agreements have been properly executed by the Debtor for use of third-party Intellectual Property.

Article 5
DEBTOR’S COVENANTS

5.1 General Covenants

The Debtor covenants and agrees with the Secured Party as set forth in this Section 5.1 unless compliance with any such covenants is waived by the Secured Party in writing, or unless non-compliance with any such covenants is otherwise consented to by the Secured Party by written agreement with the Debtor.

(a)	Compliance with Secured Obligations: The Debtor shall strictly comply with all of the Secured Obligations.

(b)	Use of Advances: All advances, including future advances, advanced or extended by the Secured Party to or for the benefit of the Debtor shall be used in the ordinary course of the Debtor’s business for the purposes agreed to by the Secured Party and for no other purpose, and the Debtor shall supply the Secured Party with such evidence as it may reasonably request from time to time as to the application of such advance.

(c)	Keep Collateral in Good Repair: The Debtor shall keep the Collateral, excluding the Intellectual Property, in good order, condition and repair.

(d)	Conduct of Business: The Debtor shall carry on and conduct its affairs in a proper and efficient manner so as to protect and preserve the Collateral, as is reasonable in the ordinary course of business, and shall maintain places of business at the locations disclosed in Schedule “A”.

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(e)	Payment of Other Sums Due: The Debtor shall pay when due all amounts which are payable by it in connection with the Collateral, howsoever arising, including without limiting the generality of the foregoing, all rents, charges, taxes, rates, levies, assessments, fees and duties of every nature which may be levied, assessed or imposed against or in respect of the Collateral or the Debtor and shall provide the Secured Party with evidence of such payment upon request.

(f)	Notice of Encumbrances and Proceedings: The Debtor shall promptly notify the Secured Party of any Encumbrance made or asserted against any of the Collateral, and of any suit, action or proceeding affecting any of the Collateral or which could affect the Debtor. The Debtor shall, at its own expense, defend the Collateral against any and all Encumbrances (other than any Permitted Encumbrances) and against any and all such suits, actions or proceedings.

(g)	No Accessions or Fixtures: The Debtor shall prevent the Collateral from becoming an accession to any property other than other items of the Collateral or from becoming a Fixture unless the security interests hereby created rank prior to the interests of all other persons in the applicable property.

(h)	Marking the Collateral: The Debtor shall, at the request of the Secured Party, mark, or otherwise take appropriate steps to identify the Collateral, excluding the Intellectual Property, to indicate clearly that it is subject to the security interests hereby created.

(i)	Notice of Loss of Collateral: The Debtor shall give immediate written notice to the Secured Party of all material loss or damage to or loss or possession of the Collateral otherwise than by disposition in accordance with the terms hereof.

(j)	Inspection of Records and Collateral: The Debtor shall at all times:

(i)	keep accurate and complete records of the Collateral as well as proper books of account for its business all in accordance with generally accepted accounting principles, consistently applied, as is reasonable in the ordinary course of business; and

(ii)	permit the Secured Party or its authorized agents to have access to all premises occupied by the Debtor or any place where the Collateral may be found to inspect the Collateral and to examine the books of accounts, financial records and reports of the Debtor and to have temporary custody of, make copies of and take extracts from such books, records and reports.

(k)	Access to Computer Information: In the event that the use of a computer system is required to access any information and data which the Secured Party is entitled to access and examine hereunder, the Debtor shall allow the Secured Party the use of its computer system for such purpose and shall provide assistance in that regard. If for any reason such information and data cannot be accessed and retrieved at the Debtor premises, the Secured Party may remove the medium in which such information or data is stored from the Debtor’s premises to any other place which has a computer system that will give the Secured Party the opportunity to retrieve, record or copy such information and data. The Secured Party is hereby authorized to reproduce and retain a copy of any such information and data in any format whatsoever.

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(l)	Delivery of Documents: The Debtor shall promptly deliver to the Secured Party upon request:

(i)	all policies and certificates of insurance relating to the Collateral;

(ii)	any documents of title and instruments representing or relating to the Collateral;

(iii)	a list of the Collateral, excluding the Intellectual Property, specifying make, model, name of manufacturer and serial number, where applicable, for each item of the Collateral; and

(iv)	such information concerning the Collateral, the Debtor and the Debtor’s operations and affairs as the Secured Party may request.

(m)	Risk and Insurance: The Debtor shall bear the sole risk of any loss, damage, destruction or confiscation of or to the Collateral during the Debtor’s possession hereunder or otherwise after default hereunder. The Debtor shall insure the Collateral with insurers acceptable to the Secured Party against loss or damage by fire, theft or other insurable perils customarily insured against by persons having an interest in such Collateral for the full insurable value thereof with the Secured Party as a named insured and with loss payable to the Secured Party as its interest may appear. All such policies of insurance will provide that the insurance coverage provided thereunder shall not be changed or cancelled except on 30 days’ prior written notice to the Secured Party. If the Debtor fails to so insure, the Secured Party may, but shall not be required to, insure the Collateral and the premiums for such insurance will be added to the Secured Obligations and be secured hereby.

(n)	Proceeds in Trust: The Debtor shall hold all proceeds in trust, separate and apart from other money, instruments or property, for the benefit of the Secured Party until all amounts owing by the Debtor to the Secured Party have been paid in full.

(o)	Reliance and Survival: All representations and warranties of the Debtor made herein or in any certificate or other document delivered by or on behalf of the Debtor for the benefit of the Secured Party are material, will survive the execution and delivery of this Agreement and will continue in full force and effect without time limit. The Secured Party is deemed to have relied upon each such representation and warranty notwithstanding any investigation made by or on behalf of the Secured Party at any time.

(p)	Compliance with Agreements and Laws: The Debtor shall not use the Collateral in violation of this Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation, court order or ordinance.

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(q)	Disposition of Collateral: Except as hereinafter provided, the Debtor shall not, without the prior written consent of the Secured Party:

(i)	assign, sell, lease, exchange, or otherwise dispose of the Collateral or any interest therein; or

(ii)	release, surrender or abandon possession of any of the Collateral; or

(iii)	move or transfer the Collateral from its present location,

provided that so long as no Event of Default remains outstanding, the Debtor may sell or lease inventory and license the Intellectual Property in the ordinary course of business and for the purpose of carrying on the same, and subject to the provisions of Section 5.1(b) hereof use monies available to the Debtor.

For any item of the Collateral which has become worn out, damaged or otherwise unsuitable for its purpose, the Debtor may substitute for such item property of equal value free from all Encumbrances except Permitted Encumbrances. All substituted property shall become part of the Collateral as soon as the Debtor acquires any interest in it. The Debtor shall give immediate written notice to the Secured Party of the occurrence of any event referred to in this paragraph.

(r)	Encumbrances: The Debtor shall not create, assume or suffer to exist any Encumbrance in, of or on any of the Collateral except for Permitted Encumbrances.

(s)	Change of Name: The Debtor shall not change its name without giving to the Secured Party 20 days’ prior written notice of the change.

(t)	Serial Numbered Goods: Upon the Debtor’s acquisition of rights in additional serial numbered goods which are not inventory, or upon repossession by or return to the Debtor of any such goods, the Debtor shall immediately give the Secured Party written notice of full particulars thereof.

(u)	Liability for Deficiency: If the aggregate sum realized as a result of any realization pursuant hereto is not sufficient to pay the whole amount of the Secured Obligations, the Debtor shall forthwith pay to the Secured Party the full amount of the deficiency plus interest thereon at the rate or rates applicable to the Secured Obligations.

(v)	Notification: The Debtor shall notify the Secured Party promptly of:

(i)	Scheduled Information: any change in the information contained herein or in the Schedules hereto relating to the Debtor, the Debtor’s name, the Debtor’s business or the Collateral;

(ii)	Acquisitions: the details of any significant acquisition of Collateral;

(iii)	Litigation: the details of any claims or litigation affecting the Debtor or the Collateral;

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(iv)	Account Debtors: any default by any Person indebted or obligated to the Debtor in payment or other performance of obligations of that Person comprised in the Collateral; and

(v)	Return of Collateral: the return to, or repossession by, the Debtor of Collateral.

(w)	Payments: The Debtor shall forthwith pay:

(i)	Employee obligations: all obligations to its employees and all obligations to others which relate to its employees when due, including, without limitation, all taxes, duties, levies, government fees, claims and dues related to its employees;

(ii)	Taxes: all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contests its obligations so to pay and furnishes such security as the Secured Party may require; and

(iii)	Prior Encumbrances: all Encumbrances which rank or could in any event rank in priority to or pari passu with the security constituted by this Agreement.

(x)	Deliveries: The Debtor shall deliver to the Secured Party from time to time promptly upon written request:

(i)	Documents of Title, Instruments, Securities and Chattel Paper: any documents of title, instruments, securities and chattel paper comprised in or relating to the Collateral;

(ii)	Books of Account and Records: all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

(iii)	Financial Statements: all financial statements prepared by or for the Debtor regarding the Debtor’s business on an annual basis;

(iv)	Insurance Policies: all policies and certificates of insurance relating to the Collateral;

(v)	Serial Number: a list of the Collateral, specifying make, model, name of manufacturer and serial number, where applicable, for each item of the Collateral; and

(vi)	Other Information: such information concerning the Collateral, the Debtor and Debtor’s business and affairs as the Secured Party may reasonably require.

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(y)	Intellectual Property: The Debtor shall:

(i)	Registration of present Intellectual Property: where commercially reasonable, apply to file applications and complete registrations on any present Intellectual Property which it owns, and which is not currently protected by an application or registration, and which Debtor intends to maintain in the ordinary course of business, including any and all improvements to Intellectual Property;

(ii)	Registration of after acquired Intellectual Property: apply to file applications and complete registrations of all Intellectual Property hereafter acquired by it and which Debtor hereafter intends to maintain in the ordinary course of business in all jurisdictions where commercially reasonable;

(iii)	Maintain Records: keep up-to-date records regarding its Intellectual Property;

(iv)	Confidentiality Agreements: enter into confidentiality agreements with employees and other third parties who may invent, create, discover, author and/or reduce to practice Intellectual Property for the Debtor or who may have access to confidential information of the Debtor;

(v)	License/Assignment Agreements: ensure that all Intellectual Property hereafter acquired by it from third parties is properly acquired by way of a written assignment, and ensure that all its rights to use Intellectual Property are properly acquired by way of a written license agreement;

(vi)	List of unregistered trademarks etc.: provide, upon written request by the Secured Party, a list of all of its registered and unregistered trade-marks, patent applications, issued patents, copyright, industrial designs and other Intellectual Property; and

(vii)	Mark Products: use commercially reasonable efforts to mark all of its products and advertising appropriately to maintain the validity of all Intellectual Property it presently owns or hereafter acquires, and shall also require its licensees to use commercially reasonable efforts to mark all of their products and advertising appropriately to maintain the validity of the licensed Intellectual Property.

Article 6
PERFORMANCE OF OBLIGATIONS

6.1 Perform Obligations

If the Debtor fails to perform its obligations hereunder, the Secured Party may, but will not be obligated to, perform any or all of such obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith will be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Secured Obligations and such amounts will be a charge upon and security interest in the Collateral in favour of the Secured Party prior to all claims subsequent to this Agreement.

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Article 7
DEFAULT

7.1 Default

Notwithstanding that any one or more of the Secured Obligations may be payable on demand and without prejudice thereto, the Debtor shall be in default under this Agreement upon the occurrence of any of the following events:

(a)	if there is a default or a breach by the Debtor (or by any other Person bound hereby) in respect of the payment, observance or performance when due of any covenant, agreement, term, condition, stipulation or provision contained herein or in any Other Document; or

(b)	if any representation or warranty contained herein, in any Other Document or in any certificate, declaration, application or other instrument delivered pursuant hereto, is found at any time to be incorrect in any material respect; or

(c)	if at any time there is an event of default or a breach by any Obligant under any Other Document; or

(d)	if an Obligant becomes bankrupt or insolvent or makes or demonstrates an intention to make an assignment for the benefit of its creditors or makes a proposal or takes advantage of any provision of the Bankruptcy and Insolvency Act of Canada or any other legislation for the benefit of the insolvent debtors; or

(e)	if any proceedings with respect to an Obligant are commenced under the compromise or arrangement provisions of any applicable legislation, or an Obligant enters into an arrangement or compromise with any or all of its creditors pursuant to such provisions or otherwise; or

(f)	if a receiver or receiver-manager is appointed by a Court or any other Person in respect of an Obligant, or any part of the property, assets or undertakings charged by this Agreement or in any Other Document; or

(g)	if the Debtor or any other Person who becomes an owner of an interest in any of the Collateral while this Agreement is in effect, without the prior consent in writing of the Secured Party, grants or proposes to grant an Encumbrance upon or in respect of that Collateral other than pursuant to this Agreement or a Permitted Encumbrance; or

(h)	if any execution, sequestration, extent or any other process of any other kind is levied or enforced upon or against the Collateral or any part thereof by any Person other than the Secured Party and remains unsatisfied for a period of 10 days; or

(i)	if the holder (other than the Secured Party) of any Encumbrance against any of the Collateral does anything to enforce or realize on such Encumbrance; or

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(j)	if in the opinion of the Secured Party a material portion of the Collateral is lost, damaged or destroyed; or

(k)	if an Obligant ceases, or threatens to cease, to carry on his, her or its business as the same is conducted by that Obligant from time to time; or

(l)	if any of the moneys secured under this Agreement as part of the Secured Obligations are used for any purpose other than as declared to and agreed upon by the Secured Party; or

(m)	if an Obligant is in default under any other loan made by the Secured Party in respect of which that Obligant is a borrower, covenantor, guarantor or indemnitor; or

(n)	if an Obligant is a corporation and:

(i)	it authorizes the purchase or charging of a majority of its shares without the prior written consent of the Secured Party; or

(ii)	one of its members commences an action against it which action relates to the Secured Obligations, or gives a notice of dissent in accordance with the provisions of the Business Corporations Act of British Columbia, or amendments thereto or a similar notice by a shareholder under other applicable legislation; or

(iii)	it carries on any business that is restricted from carrying on by its constating documents; or

(iv)	an order is made, a resolution is passed or a motion is filed for its liquidation, dissolution or winding-up; or

(v)	there is any change in its beneficial ownership of its shares from the ownership of same which exists as of the date of the execution of this Agreement by the Debtor; or

(o)	if an Obligant is a general partnership and:

(i)	it carries on business that it is restricted from carrying on by its partnership agreement; or

(ii)	there is any change in the Persons comprising the partnership; or

(p)	if an Obligant is a limited partnership and:

(i)	it authorizes the purchase or redemption of its units without the Secured Party’s prior written consent; or

(ii)	it carries on any business that it is restricted from carrying on by its limited partnership agreement; or

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(iii)	there is any change in the beneficial ownership of its units from the ownership of same that exists as of the date of the execution of this Agreement by the Debtor; or

(q)	if an Obligant who is an individual dies or is declared incompetent by a court of competent jurisdiction; or

(r)	if in the opinion of the Secured Party, any material portion of the Collateral becomes the subject of expropriation proceedings; or

(s)	if in the opinion of the Secured Party there is or has been a material adverse change in the financial condition of an Obligant or in the value of the any property charged in favour of the Secured Party pursuant to any one or more of the Other Documents; or

(t)	if the Secured Party in good faith believes and has commercially reasonable grounds to believe that:

(i)	the prospect for payment of any of the Secured Party or the observance and performance of all or any part of the Debtor’s obligations in connection therewith is impaired; or

(ii)	any of the property charged in the Secured Party’s favour pursuant to any one or more of the Other Documents is or is about to be placed in jeopardy.

Article 8
RIGHTS, REMEDIES AND POWERS

8.1 Before and After Default

At any time and from time to time without notice, whether before or after an Event of Default, the Secured Party will have the right and power (but will not be obligated):

(a)	Inspection and Records: to inspect the Collateral whenever the Secured Party considers it appropriate to do so, and to inspect, review, audit and copy any or all information relating thereto or to the Collateral or to any other transactions between the parties hereto wherever and however such information is stored, and for such purposes may at any time with or without notice enter into and upon any lands, buildings and premises where the Collateral or any such information is or may be;

(b)	Set-Off: to set off the Secured Obligations against any or all debts and liabilities, direct and indirect, absolute and contingent, in any currency, now existing or hereafter incurred by the Secured Party in any capacity in favour of the Debtor;

(c)	Perfection of Charges: to file such financing statements, financing change statements and Other Documents and do such other acts, matters and things (including completing and adding schedules hereto identifying the Collateral or any permitted liens affecting the Collateral or identifying the locations at which the Debtor’s business is carried on and where the Collateral and records relating thereto are situate) as the Secured Party may consider appropriate to perfect, preserve, continue and realize upon the security interest created hereby, all without the consent of or notice to the Debtor; and

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(d)	Extensions and Other Indulgences: to grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of Encumbrances, and otherwise deal with the Debtor and other obligors of the Debtor, sureties and others and with the Collateral and Encumbrances as the Secured Party may consider appropriate, all without prejudice to the liability of the Debtor or the Secured Party’s rights to hold and realize on the security interest created hereby.

8.2 After Default

Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise any or all of the rights, remedies and powers of the Secured Party under the Act, or otherwise existing, whether under this Agreement or any other agreement or at law or in equity, all of which other rights, remedies and powers are hereby incorporated as if expressly set out herein. In addition to the foregoing, the Secured Party will have the right and power (but will not be obligated):

(a)	Withhold Advances: to withhold any or all advances, including future advances;

(b)	Accelerate Secured Obligations: to declare any or all of the Secured Obligations to be immediately due and payable;

(c)	Enter and Take Possession: to take possession of the Collateral and to collect and get in the same, and for such purposes may at any time, with or without notice or legal process and to the exclusion of all others including the Debtor and its servants, agents and employees, enter into and upon, use and occupy any lands, buildings and premises wheresoever and whatsoever, where the Collateral is or may be located and do any act and take any proceedings in the name of the Debtor or otherwise, as the Secured Party may consider appropriate, and the Debtor hereby waives and releases the Secured Party and any Receiver from any and all claims in connection therewith or arising therefrom;

(d)	Receive Payments: to receive income, rents, profits, increases, payments, damages and proceeds from and in respect of the Collateral and to demand, collect (by legal proceedings or otherwise), endorse, sue on, enforce, realize, recover, receive and get in the same, and for such purposes may give valid and binding receipts and discharges therefor and in respect thereof and may do any act and take any proceedings in the name of the Debtor or otherwise as the Secured Party may consider appropriate;

(e)	Control of Proceeds: to take control of any or all proceeds where the Collateral (including proceeds) is dealt with or otherwise gives rise to proceeds;

(f)	Use and Protection of the Collateral: to use, hold, insure, preserve, repair, process, maintain, protect and prepare the Collateral for disposition and to renew or replace such of the Collateral as may be worn out, lost or otherwise unserviceable, in the manner and to the extent that the Secured Party may consider appropriate;

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(g)	Disposition of the Collateral: to sell, lease, rent or otherwise dispose of or concur in the sale, lease, rental or other disposition of the Collateral, whether in or out of the ordinary course of business, by private or public sale, lease or other disposition, with or without notice, advertising or any other formality, either for cash or in any manner involving deferred payment in whole or in part, at such time or times and upon such terms and conditions as the Secured Party may consider appropriate and for such prices or consideration as can reasonably be obtained at such time therefor, and to carry any such disposition into effect by conveying title and executing agreements and assurances in the name of the Debtor or otherwise as the Secured Party may consider appropriate, and to make any stipulations as to title or conveyance or commencement of title or otherwise as the Secured Party may consider appropriate, and to buy in or rescind or vary any contract for the disposition of the Collateral and to re-dispose of the same without being answerable for any loss occasioned thereby;

(h)	Exercise and Enforcement of Debtor’s Rights: to exercise as to the Collateral any or all of the rights, remedies and powers of the Debtor, and to enforce the observance and performance by others of all other obligations and liabilities under or in respect of the Collateral;

(i)	Payment of Liabilities: to pay any or all debts and liabilities in connection with the Collateral;

(j)	Arrangements: to enter into any compromise, extension, reorganization, deposit, merger or consolidation agreement or similar arrangement in any way relating to or affecting the Collateral, and in connection therewith may deposit, exchange or surrender control of the Collateral and accept other property upon such terms as the Secured Party may consider appropriate, and either with or without payment or exchange of Money for equality of exchange or otherwise;

(k)	Institution and Defence of Actions: to institute and prosecute all suits, proceedings and actions which the Secured Party may consider necessary or advisable for the proper protection or enforcement of the Collateral, and to defend all suits, proceedings and actions against the Debtor, and to appear in and conduct the prosecution and defence of any suit, proceeding or action then pending or thereafter instituted, and to appeal any suit, proceeding or action;

(l)	Foreclosure: to exercise its rights under the Act, as amended from time to time, to give notice of a proposal to take, and to subsequently take, the Collateral in satisfaction of the Secured Obligations;

(m)	Other Means of Enforcement: to otherwise enforce this Agreement and realize upon the security interest created hereby by any method permitted by law, including by bringing action to recover a judgment or by taking other available proceedings against the Debtor, and to do all such other acts and things as it may consider incidental or conducive to any of its rights, remedies and powers; and

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(n)	Appointment of Receiver: to appoint by instrument in writing with or without bond, or to take proceedings in any court of competent jurisdiction for the appointment of, a receiver or receiver manager of the Debtor or the Collateral, including all or any part or parts of the undertaking and business or businesses of the Debtor, and to remove any receiver or receiver manager appointed by the Secured Party and to appoint another in its stead, (and any person so appointed, whether by the Secured Party or a court, will be referred to herein as the “Receiver”).

8.3 Receiver

Any Receiver will be entitled to exercise any and all rights, remedies and powers of the Secured Party under the Act as amended from time to time or any other applicable legislation or otherwise existing, whether under this Agreement or any other agreement or at law or in equity, all of which other rights, remedies and powers are hereby incorporated as if expressly set out herein, and in addition will have the right and power (but will not be obligated):

(a)	Carry on Business: to carry on or concur in carrying on all or any part of the business or businesses of the Debtor;

(b)	Employ Agents: to employ and discharge such agents, managers, clerks, lawyers, accountants, servants, workmen and others upon such terms and with such salaries, wages or remuneration as the Receiver may consider appropriate;

(c)	Raise Funds and Grant Security: to borrow or otherwise raise on the security of the Collateral or otherwise any sum or sums of money required for the seizure, retaking, repossession, holding, insuring, repairing, processing, maintaining, protecting, preparing for disposition and disposing of the Collateral, or for the carrying on of all or any part of the business or businesses of the Debtor, or to complete any construction or repair of lands owned by the Debtor or any part thereof, or for any other enforcement of this Agreement, in such sum or sums as will in the opinion of the Receiver be sufficient for obtaining the amounts from time to time required, and in so doing may issue certificates which may be payable either to order or to bearer and may be payable at such time or times as the Receiver may consider appropriate and may bear interest as stated therein, and the amounts from time to time payable by virtue of such certificates will form an Encumbrance in and upon the Collateral in priority to the security interest created hereby; and

(d)	Other Rights: to exercise any or all rights, remedies and powers conferred or delegated by the Secured Party.

8.4 Rights of Transferees

No purchaser, lessee or other transferee pursuant to any disposition made or purporting to be made pursuant to this Agreement will be bound or concerned to see or enquire whether an Event of Default has occurred or continues, or whether any notice required hereunder has been given, or as to the necessity or expediency of the stipulations subject to which such disposition is to be made, or otherwise as to the propriety of such disposition or the regularity of its proceedings, or be affected by notice that no Event of Default has occurred or continues or that any required notice has not been given or that the disposition is otherwise unnecessary, improper or irregular, and, notwithstanding any impropriety or irregularity whatsoever or notice thereof, the disposition as regards such purchaser, lessee or other transferee will be deemed to be within the powers conferred by this Agreement and will be valid accordingly, and the remedy (if any) of the Debtor in respect of any impropriety or irregularity whatsoever in any such disposition will be in damages only.

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8.5 Limitations

The following will apply notwithstanding anything herein contained to the contrary.

(a)	Failure to Exercise: Neither the Secured Party nor any Receiver will be liable or accountable for any failure to exercise its rights, remedies or powers.

(b)	Receiver is Debtor’s Agent: The Receiver will be deemed the agent of the Debtor and not the agent of the Secured Party, and the Debtor shall be solely responsible for the acts and defaults of the Receiver and for its remuneration, costs, charges and expenses, and the Secured Party will not in any way be responsible for any misconduct, negligence or nonfeasance on the part of the Receiver or its servants, agents or employees.

(c)	Receiver’s Liability: The Receiver will not be liable for any loss unless it is caused by the Receiver’s own negligence or willful default.

(d)	Accountability for Payments Received: Each of the Secured Party and any Receiver will only be accountable for and charged with any monies they actually receive.

(e)	Not Liable Under the Collateral: This Agreement and the security interest created hereby will not impair or diminish any obligation or liability of the Debtor or any other party or parties under or in respect of the Collateral, and, except as may be provided in the Act, no obligation or liability under or in respect of the Collateral will be imposed upon or incurred by the Secured Party by virtue of this Agreement or the security interest created hereby.

(f)	Not a Mortgagee in Possession: Neither the provisions of this Agreement nor anything done under or pursuant to the rights, remedies and powers conferred upon the Secured Party and the Receiver, whether hereunder or otherwise, will render the Secured Party a mortgagee in possession.

(g)	No Duty to Take Steps: Neither the Secured Party nor any Receiver will be bound to collect, dispose of, realize, enforce or sell any securities, instruments, chattel paper or intangibles (including any accounts) comprised in the Collateral or to allow any such Collateral to be sold or disposed of, nor will it be responsible for any loss occasioned by any such sale or other dealing or for any failure to sell or so act, nor will it be responsible for any failure to take necessary steps to preserve rights against others in respect of such Collateral nor bound to present, protest or give any notice in connection with any such Collateral nor to perform any act to prevent prescription thereof nor to protect any such Collateral from depreciating in value or becoming worthless, nor will it be responsible for any loss occasioned by the failure to exercise any rights in respect of such Collateral within the time limited for the exercise thereof.

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(h)	No Duty to Keep Property Separate: Neither the Secured Party nor the Receiver will be obligated to keep the Collateral separate or identifiable.

8.6  Liability of Secured Party

(a)	No Responsibility for Debt: The Secured Party will not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Secured Party will manage the Collateral upon entry of the business of the Debtor, as herein provided, nor will the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss or realization or for any default or omission for which a mortgagee in possession may be liable.

(b)	No Requirement to Perform: The Secured Party will not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor will the Secured Party, in the case of securities, instruments or chattel paper, be obliged to reserve rights against other persons, nor will the Secured Party be obliged to keep any of the Collateral identifiable.

(c)	Waiver: The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party other than provided in this Agreement.

8.7 Application of Proceeds

Any proceeds of any disposition of the Collateral, any net profits of carrying on all or any part of the business or businesses of the Debtor, and any proceeds of any other realization will, at the option of the Secured Party, be held in whole or in part unappropriated in a separate account (as security for any or all of the Secured Obligations including such part or parts thereof as may be contingent or not yet due) or be applied in whole or in part (subject to applicable legislation and the claims of any creditors ranking in priority to the security interest created hereby):

(a)	Receiver’s Costs: firstly, to the payment of all costs, charges and expenses of and incidental to the appointment of any Receiver and the exercise by the Receiver of any or all of its rights, remedies and powers with respect to the Debtor, the Collateral and this Agreement, including the remuneration of the Receiver and all amounts properly payable by the Receiver together with all legal costs in respect thereof on a solicitor and his own client basis;

(b)	Costs of Repossession and Disposition: secondly, to the payment of all costs, charges and expenses incurred or paid in connection with seizing, repossessing, collecting, holding, repairing, processing, preparing for disposition and disposing of the Collateral and any other expenses of enforcing this Agreement incurred by the Secured Party (including legal fees on a solicitor and his own client basis and all taxes, costs and charges in respect of the Collateral);

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(c)	Secured Obligations: thirdly, to the payment of the Secured Obligations; and

(d)	Surplus: fourthly, any surplus will, subject to the rights of any other creditors of the Debtor, be paid to the Debtor.

8.8 Appointment of Attorney

To enable the Secured Party and any Receiver to exercise the rights, remedies and powers conferred upon them, whether by this Agreement or otherwise, upon the occurrence and during the continuance of an Event of Default the Debtor hereby appoints each of the Secured Party and the Receiver, to be the lawful attorney of the Debtor to do any act or thing and to execute any assurance or instrument (in the name of the Debtor or otherwise) in the exercise of the powers conferred upon them (including carrying out any disposition of the Collateral and for such purpose to affix the Debtor common seal to any deeds, transfers, conveyances, assignments, assurances and things which the Debtor ought to execute to complete any disposition of the Collateral or alternatively to execute the same under its own seal by conveying in the name of and on behalf of Debtor and under its own seal, and any deed or other thing executed by the Secured Party or the Receiver under its own seal pursuant hereto will have the same effect as if it were under the common seal of the Debtor) or which the Debtor ought to do or execute hereunder and to exercise any or all of the rights, remedies and powers of the Debtor in carrying out or attempting to carry out any or all of the rights, remedies and powers conferred upon them. This power of attorney will be irrevocable and coupled with an interest and will survive the death, disability, insolvency or other legal incapacity of the Debtor.

8.9 Rights Cumulative

All rights, remedies and powers of the Secured Party and any Receiver set out in this Agreement are cumulative. No right, remedy or power set out herein is intended to be exclusive but each will be in addition to every other right, remedy and power contained herein or in any other existing or future agreement or now or hereafter existing by statute, at law or in equity.

8.10 Order of Realization

The Secured Party may realize upon the security interest created hereby and any other Encumbrances it may now or hereafter have in such order as it may consider appropriate, and any such realization by any means upon any such Encumbrance will not bar realization upon any other Encumbrance(s).

8.11  Waiver

The Secured Party in its absolute discretion may at any time and from time to time by written notice waive any breach by the Debtor of any of its covenants or agreements herein. No course of dealing between the Debtor and the Secured Party will operate as a waiver of any of the Secured Party’s rights, remedies or powers. No failure or delay on the part of the Secured Party to exercise any right, remedy or power given herein or by any other existing or future agreement or now or hereafter existing by statute, at law or in equity will operate as a waiver thereof, nor will any single or partial exercise of any such right, remedy or power preclude any other exercise thereof or the exercise of any other such right, remedy or power, nor will any waiver by the Secured Party be deemed to be a waiver of any subsequent, similar or other event.

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Article 9
LOAN AGREEMENT

9.1 Loan Agreement

The provisions of the Loan Agreement which are not expressly restated herein or in any Other Document, will survive the execution and registration of this Agreement and any the Other Document to be delivered herewith. Accordingly, there will be no merger of such provisions in this Agreement or any Other Document, until the parties thereto, by an appropriate instrument in writing so declare. Furthermore, if any conflict at any time exists between any term of the Loan Agreement (whether restated herein or not) and any term of this Agreement, then the term of the Loan Agreement or this Agreement as determined by the Secured Party will govern and take precedence. Also, it is understood and agreed that a default under the terms of the Loan Agreement will constitute a default under this Agreement and will entitle the Secured Party to exercise all of its rights and remedies contained in this Agreement.

Article 10
MISCELLANEOUS

10.1 Costs

The Debtor shall reimburse the Secured Party on demand for all interest, commissions, costs of realization and other costs and expenses (including the full amount of all legal fees and expenses paid by the Secured Party) incurred by the Secured Party or any Receiver in connection with:

(a)	inspecting the Collateral;

(b)	negotiating, preparing, perfecting and registering this Agreement or any renewal or modification hereof, including the renewal of registration of any financing statement registered or land title office notice filed in connection with the security interests hereby created;

(c)	the enforcement of and advice with respect to this Agreement;

(d)	the realization, disposition of, retention, protection, insuring or collection of any Collateral; and

(e)	the protection or enforcement of the rights, remedies and powers of the Secured Party or any Receiver.

All amounts for which the Debtor required hereunder to reimburse the Secured Party or any Receiver will, from the date of disbursement until the date the Secured Party or the Receiver receives reimbursement, be deemed advanced to the Debtor by the Secured Party, will be deemed to be Secured Obligations and will bear interest at the highest rate per annum charged by the Secured Party on any of the other Secured Obligations.

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10.2  No Merger

This Agreement will not operate so as to create any merger or discharge of any of the Secured Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Secured Obligations will not operate as a merger of any of the covenants contained in this Agreement.

10.3 No Obligation to Make Advances

Nothing herein will obligate the Secured Party to make any advance or loan or further advance or extend credit to the Debtor.

10.4 Set-Off or Counterclaim

The obligation of the Debtor to make all payments comprising part of the Secured Obligations is absolute and unconditional and will not be affected by:

(a)	any circumstance, including any set-off, compensation, counterclaim, recoupment, defence or other right which the Debtor may now or hereafter have against the Secured Party or any one or more others for any reason whatsoever; or

(b)	any insolvency, bankruptcy, reorganization or similar proceedings by or against the Debtor.

10.5 Statutory Waiver

To the fullest extent permitted by law, the Debtor waives all of the rights, benefits and protection given by the provisions of any existing or future statute which imposes limitations upon the rights, remedies or powers of a Secured Party or upon the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

10.6 Assignment

The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Agreement and the security interests granted hereby. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, will have all of the Secured Party’s rights and remedies under this Agreement and the Debtor shall not assert any defence, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against the Secured Party in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Secured Obligations to the assignee, transferee or secured party, as the case may be, as the Secured Obligations become due. The Debtor shall not assign this Agreement or any of its rights or benefits hereunder without the express written consent of the Secured Party first had and obtained.

10.7 Provisions Reasonable

The Debtor acknowledges that the provisions of this Agreement and, in particular, those respecting rights, remedies and powers of the Secured Party and any Receiver against the Debtor, its business and any Collateral upon an Event of Default, are commercially reasonable and not manifestly unreasonable.

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10.8 Release by Debtor

The Debtor releases and discharges the Secured Party and the Receiver from every claim of every nature, whether sounding in damages or not, which may arise or be caused to the Debtor or any person claiming through or under the Debtor by reason or as a result of anything done by the Secured Party or any successor or assign claiming through or under the Secured Party or the Receiver under the provisions of this Agreement unless such claim be the result of dishonesty or gross neglect.

10.9 Indemnity

The Debtor shall indemnify and save the Secured Party from any and all costs, expenses, liabilities and damages which may be incurred by the Secured Party in connection with the Collateral and the enforcement of its rights hereunder, save only any costs, expenses, liabilities or damages resulting from any gross neglect or wilful misconduct by the Secured Party or its servants or agents.

10.10 Information to third parties

The Secured Party will not be obliged to inquire into the right of any Person purporting to be entitled under the Act to information and materials from the Secured Party by making a demand upon the Secured Party for such information and materials and the Secured Party will be entitled to comply with such demand and will not be liable for having complied with such demand notwithstanding that such Person may in fact not be entitled to make such demand.

10.11 Further Assurances

The Debtor shall at all times, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, transfers, assignments, security agreements and assurances as the Secured Party may reasonably require in order to give effect to the provisions hereof and for the better granting, transferring, assigning, charging, setting over, assuring, confirming or perfecting the security interests hereby created and the priority accorded to them by law or under this Agreement.

10.12 Notices

Any notice, demand or other document to be given, or any delivery to be made hereunder shall be effective if in writing and given or made in accordance with the notice provisions of the Loan Agreement.

Notice details for:

Debtor

FOGDOG ENERGY SOLUTIONS INC.

619 Everridge Drive, SW

Calgary, Alberta, Canada

T2Y 5E5
Name: Marlon Lee Him
Email: marlon@fogdogenergy.com

Secured Party

CURRENCYWORKS, INC.

561 Indiana Court

Los Angeles, California, United States

90291
Name: Jimmy Geiskopf

Email: jimmy.geiskopf@currencyworks.io

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10.13 Discharge

Any partial payment or satisfaction of the Secured Obligations will be deemed not to be a redemption or discharge of this Agreement. The Debtor shall be entitled to a release and discharge of this Agreement upon full payment and satisfaction of all Secured Obligations and upon written request by the Debtor and payment to the Secured Party of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Secured Party in connection with the Secured Obligations and such release and discharge.

10.14 Delivery of Copy/Waiver

The Debtor acknowledges receiving a copy of this Agreement. The Debtor waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Agreement.

Article 11
Interpretation

11.1 Amendment

Any amendment of this Agreement shall not be binding unless in writing and signed by the Secured Party and the Debtor.

11.2 Headings

All headings and titles in this Agreement are for reference only and are not to be used in the interpretation of the terms hereof.

11.3  Hereof, Etc.

All references in this Agreement to the words “hereof”, “herein” or “hereunder” will be construed to mean and refer to this Agreement as a whole and will not be construed to refer only to a specific Article, Section, paragraph or clause of this Agreement unless the context clearly requires such construction.

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11.4 Joint and Several Liability

If any party hereto is comprised of more than one Person the assignments, security interests and other charges constituted hereby and the representations, warranties, covenants, agreements, obligations and liabilities made by or imposed upon that party herein or by law will be deemed to have been made or incurred by all those Persons jointly and by each of those Persons severally.

11.5 Severability

If any of the terms of this Agreement are or are held to be unenforceable or otherwise invalid, such holding will not in any way affect the enforceability or validity of the remaining terms of this Agreement.

11.6 Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, and each party hereby submits to the jurisdiction of the courts of the Province of British Columbia provided that the foregoing will in no way limit the right of the Secured Party to commence suits, actions or proceedings based on this Agreement in any other jurisdiction.

11.7 Interpretation

Wherever the singular or one gender only is used throughout this Agreement, the same will be construed as meaning the plural or the other genders or the body corporate or politic where the context or the parties hereto so require.

11.8 Capacity

If the Collateral or any portion thereof or any interest therein is held by the Debtor as a partner of a firm, as a trustee, as an agent, or in any other similar capacity, whether fiduciary or otherwise:

(a)	each and every warranty, representation, covenant, agreement, term, condition, provision and stipulation; and

(b)	each and every Encumbrance,

made by or imposed upon the Debtor hereunder will be and be deemed to be jointly and severally made by or imposed upon the Debtor and the partnership, the beneficiary or beneficiaries of the trust, the principal(s) of the agent, or other entity or entities, as the case may be, and each Encumbrance contained in this Agreement will be deemed to create an Encumbrance in the estate, right, title and interest of the partnership, the beneficiary or beneficiaries, the principal(s), or such entity or entities, as the case may be, in and to the Collateral as well as being a security interest in the estate, interest and title of the Debtor in and to the Collateral, it being the intention of the parties hereto that this Agreement will create a security interest in both the legal and beneficial title to the Collateral.

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11.9  Secured Party as Agent

If this Agreement is granted to the Secured Party in its capacity as agent for one or more other Persons, the Debtor agrees that all:

(a)	Encumbrances;

(b)	representations, warranties, covenants and agreements; and

(c)	obligations and liabilities,

created, made, assumed or incurred hereunder by the Debtor in favour of the Secured Party are also created, made, assumed or incurred hereunder by the Debtor in favour of those Persons. The Debtor further agrees that each of those Persons will be entitled to the benefit of all rights and remedies of the Secured Party as if it had been named Secured Party hereunder.

11.10 Binding Effect

This Agreement shall be binding on the Debtor and its heirs, executors, personal representatives, successors and permitted assigns and shall enure to the benefit of the Secured Party and its successors and assigns.

11.11 Entire Agreement

The Secured Party has made no representations, warranties, covenants or acknowledgements affecting any Collateral, other than as expressly set out herein in writing and in any Other Document executed by the Secured Party.

11.12 Counterparts

This Agreement may be executed in counterparts and an executed copy of this Agreement may be delivered by electronic facsimile transmission or other means of electronic communication capable of producing a signed printed copy of this Agreement. Any such execution and delivery will be deemed to have occurred as of the date set forth below by the party so delivering such a copy.

[Signature Page follows]

EXECUTED by the Debtor as of the 20th day of August, 2021.

FOGDOG ENERGY SOLUTIONS INC.

Per:
Authorized Signatory

[Signature Page of General Security Agreement dated for reference August [___], 2021]

Schedule “A”
SERIAL NUMBERED GOODS

TYPE	SERIAL NUMBER	MODEL NUMBER	YEAR
N/A	N/A	N/A	2021

Locations in bc where collateral Maintained

[♦]

jurisdictions (other than b.c.) and location Of Collateral

JURISDICTION	Locations
N/A	N/A

Location of Debtor

619 Everridge Drive, SW
Calgary, Alberta, Canada
T2Y 5E5

other names

NIL

other persons with rights in collateral

NIL

Intellectual Property Applications
and Registrations / Trade Mark and Industrial Designs

NIL